EXHIBIT 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2007 (except for Note 2, which is dated July 12, 2007) with respect to the financial statements, which appear in LiveWorld, Inc.’s Amendment No. 2 to the Registration Statement on Form 10-SB, filed on July 13, 2007 (the “10-SB”).
/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
San Francisco, California
July 24, 2007